STOCK OPTION AGREEMENT
                PEOPLES BANCORP INC. NON-EMPLOYEE DIRECTOR
               1998 Peoples Bancorp Inc. Stock Option Plan
                        (Non-Qualified Stock Options)


	THIS AGREEMENT is made to be effective as of ____________, by and between Peoples Bancorp Inc., an Ohio corporation (the "COMPANY"), and ____________ (the "OPTIONEE").


                                WITNESSETH:
                                -----------

	WHEREAS, the Board of Directors of the COMPANY adopted the Peoples Bancorp Inc. 1998 Stock Option Plan (the "PLAN") on December 11, 1997; and

	WHEREAS, the shareholders of the COMPANY, upon the recommendation of the COMPANY's Board of Directors, approved the PLAN at the Annual Meeting of Shareholders held on April 9, 1998; and

	WHEREAS, pursuant to the provisions of the PLAN, directors of the COMPANY who are not also employees of the COMPANY (the "NON-EMPLOYEE DIRECTORS") are to be granted options to acquire common shares (the "COMMON SHARES") of the COMPANY in accordance with the provisions of the PLAN; and

	WHEREAS, pursuant to the provisions of the PLAN, the OPTIONEE, who is a NON-EMPLOYEE DIRECTOR, is to be granted an option to acquire ___________ COMMON SHARES of the COMPANY, effective on ____________ (converted to ____________ COMMON SHARES of the COMPANY on and after April 13, 1998, pursuant to a 3-for-2-stock split), upon the terms and conditions set forth in this Agreement;

	NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreements, intending to be legally bound thereby:


SECTION 1  Grant of Option.
           ----------------

	The COMPANY hereby grants to the OPTIONEE an option (the "OPTION") to purchase ____________ COMMON SHARES of the COMPANY (converted to ________________________ COMMON SHARES of the COMPANY on and after April 13, 1998, pursuant to a 3-for-2-stock split). The OPTION is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").


SECTION 2  Terms and Conditions of the OPTION.
           -----------------------------------

        (A) OPTION Price. The purchase price (the "OPTION PRICE") to be paid by the OPTIONEE to the COMPANY upon the exercise of the OPTION shall be $______ per share (converted to $_____ per share on and after April 13, 1998, pursuant to a 3-for-2-stock split), subject to further adjustment as provided herein.

        (B) Exercise of the OPTION. The OPTION may be exercised no earlier than six months from the date of this Agreement.

	In the event the COMPANY shall consolidate with, merge into, or transfer all or substantially all of its assets (an "ACQUISITION TRANSACTION") to another corporation or corporations, then the OPTION shall become exercisable in full, whether or not then exercisable by its terms, immediately upon consummation of the ACQUISITION TRANSACTION.

	Subject to the other provisions of this Agreement, if the OPTION becomes exercisable as to certain COMMON SHARES, it shall remain exercisable as to those COMMON SHARES until the date of expiration of the OPTION term.

	The grant of this OPTION shall not confer upon the OPTIONEE any right to continue as a director of any subsidiary of the COMPANY nor limit in any way the right of the COMPANY or the shareholders of the COMPANY to terminate his status as a director in accordance with law or the COMPANY's governing corporate documents.

        (C) OPTION Term. The OPTION shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement.

        (D) Method of Exercise. To the extent that it is exercisable, the OPTION may be exercised by mailing or delivering to the Stock Option Committee of the Board of Directors of the COMPANY (the "COMMITTEE") a written notice of exercise, signed by the OPTIONEE, or in the event of the death of the OPTIONEE, by such other person as is entitled to exercise the OPTION. The notice of exercise shall state the number of COMMON SHARES in respect of which the OPTION is being exercised, and shall either be accompanied by the payment of the full OPTION PRICE of such COMMON SHARES, or shall fix a date (not more than 10 business days from the date of the notice) for the payment of the full OPTION PRICE of the COMMON SHARES being purchased. The OPTION PRICE may be paid in cash, or by the transfer by the OPTIONEE to the COMPANY of free and clear COMMON SHARES already owned by the OPTIONEE having a Fair Market Value (as that term is defined in the PLAN) on the exercise date equal to the OPTION PRICE, or by a combination of cash and COMMON SHARES already owned by the OPTIONEE equal in the aggregate to the OPTION PRICE for the COMMON SHARES being purchased.


SECTION 3  Adjustments and Changes in the COMMON SHARES subject to the OPTION.
           -------------------------------------------------------------------

	In the event there is any change in the COMMON SHARES resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, the number of COMMON SHARES subject to the OPTION and the OPTION PRICE of the optioned COMMON SHARES shall be appropriately adjusted to reflect such change.

SECTION 4  Assignability of the OPTION.
           ----------------------------

	With the permission of the Committee, the OPTIONEE may transfer this OPTION to a revocable inter-vivos trust as to which the OPTIONEE is the settlor, or may transfer this OPTION to a "Permissible Transferee." A Permissible Transferee is defined as any member of the immediate family of the OPTIONEE, any trust, whether revocable or irrevocable, solely for the benefit of members of the OPTIONEE's immediate family, or any partnership whose only partners are members of the OPTIONEE's immediate family. Any such Permissible Transferee shall remain subject to all of the terms and conditions applicable to this OPTION and subject to the rules and regulations prescribed by the Committee. This OPTION may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution, and then only to another Permissible Transferee. Other than described above, this OPTION may not be transferred except by will or the laws of descent and distribution and, during the lifetime of an OPTIONEE to whom granted, may be exercised only by him, his guardian or legal representative.

SECTION 5  Exercise After OPTIONEE Ceases to be a Director.
           ------------------------------------------------

	Except as otherwise provided in this Section5, if the OPTIONEE ceases to be a director of the COMPANY for any reason other than the OPTIONEE's death or due to an act of (i) fraud or intentional misrepresentation, or
(ii) embezzlement, misappropriation or conversion of assets or opportunities of the COMPANY or any subsidiary ("Cause"), the OPTION granted to the OPTIONEE under this Agreement may be exercised in full, whether or not then exercisable by its terms, on or before the expiration of the term of the OPTION; provided, however, that if the OPTIONEE shall die prior to the expiration of the term of the OPTION, the OPTION may only be exercised on or before the earlier of the expiration of the OPTION term or two years following the date of death. If the OPTIONEE ceases to be a director of the COMPANY because of death, the OPTION may be exercised in full, whether or not then exercisable by its terms, by the representative or representatives of the OPTIONEE's estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise the OPTION, only on or before the earlier of the expiration of the term of the OPTION or two years following the date of death. If the OPTIONEE ceases to be a director of the COMPANY and/or any subsidiary of the COMPANY due to Cause, all of then unexercised OPTIONS shall immediately terminate.

SECTION 6  Restrictions on Exercise.
           -------------------------

	Anything contained in this Agreement or elsewhere to the contrary notwithstanding:

        (A) The OPTION shall not be exercisable for the purchase of any COMMON SHARES subject thereto except for:

                (i) COMMON SHARES subject thereto which at the time of such exercise and purchase are registered under the Securities Act of 1933, as amended (the "ACT"); and

                (ii) COMMON SHARES subject thereto which at the time of such exercise and purchase are exempt or are the subject matter of an exempt transaction or are registered by description, by coordination or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and

                (iii) COMMON SHARES subject thereto in respect of which the laws of any state applicable to such exercise and purchase have been satisfied.

        (B) If any COMMON SHARES subject to the OPTION are sold or issued upon the exercise thereof to a person who (at the time of such exercise or thereafter) is an affiliate of the COMPANY for purposes of Rule144 promulgated under the ACT, or are sold and issued in reliance upon exemptions under the securities laws of any state, then upon such sale and issuance:

                (i) Such COMMON SHARES shall not be transferable by the holder thereof, and neither the COMPANY nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the COMPANY shall have received an opinion from its counsel to the effect that any such transfer would not violate the ACT or the applicable laws of any state; and

                 (ii) The COMPANY may cause each share certificate evidencing such COMMON SHARES to bear a legend reflecting the applicable restrictions on the transfer thereof.

        (C) Any share certificate issued to evidence COMMON SHARES as to which the OPTION has been exercised may bear such legends and statements as the COMPANY shall deem advisable to insure compliance with applicable federal and state laws and regulations.

        (D) Nothing contained in this Agreement or elsewhere shall be construed to require the COMPANY to take any action whatsoever to make the OPTION exercisable or to make transferable any COMMON SHARES purchased and issued upon the exercise of the OPTION.


SECTION 7  Rights of the OPTIONEE as a Shareholder.
           ----------------------------------------

	The OPTIONEE shall have no rights or privileges as a shareholder of the COMPANY with respect to any COMMON SHARES of the COMPANY covered by the OPTION until the date of issuance and delivery of a certificate to the OPTIONEE evidencing such COMMON SHARES.


SECTION 8  PLAN as Controlling.
           --------------------

        All terms and conditions of the PLAN applicable to the OPTION which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the PLAN, the PLAN shall be deemed controlling.

SECTION 9  Governing Law.
           --------------

	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.


SECTION 10 Rights and Remedies Cumulative.
           -------------------------------

	All rights and remedies of the COMPANY and of the OPTIONEE enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.


SECTION 11 Captions.
           ---------

	The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are no way to be construed as a part of this Agreement.


SECTION 12 Notices and Payments.
           ---------------------

	All payments required or permitted to be made under the provisions of this Agreement, and all notices and communications required or permitted to be given or delivered under this Agreement to the COMPANY or to the OPTIONEE, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

	(A)	If to the COMPANY, to:
			Peoples Bancorp Inc.
			Attn.: Stock Option Committee
			138 Putnam Street
			P. O. Box 738
			Marietta, Ohio 45750-0738

	(B)	If to the OPTIONEE, to the address of the OPTIONEE set forth at the conclusion of this Agreement.

	The COMPANY or the OPTIONEE may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given on the date of the postmark stamped on the envelope by the U.S. Postal Service, metered dates not being acceptable, when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.


SECTION 13 Severability.
           -------------

	If any provision of this Agreement, or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.


SECTION 14 Number and Gender.
           ------------------

	When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.


SECTION 15 Entire Agreement.
           -----------------

	This Agreement constitutes the entire agreement between the COMPANY and the OPTIONEE in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first written above.

         COMPANY:

                PEOPLES BANCORP INC.,
                an Ohio corporation


                By:     ____________________________________
                        Charles R. Hunsaker
                Its:    General Counsel and Secretary to the Stock Option
                             Committee


                Date:   __________________________________


                OPTIONEE:


                ___________________________________________

                Date:   __________________________________